Exhibit 10.1

NORDSTROM, INC.
2002 NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN
2018 Amendment
Approved by the Board of Directors on August 22, 2018
The 2002 Nonemployee Director Stock Incentive Plan (the “Plan”) as amended pursuant to the 2007 Amendment is hereby amended pursuant to Section 14.2 of the Plan by the Nordstrom Board of Directors. The provisions of this Amendment are effective immediately.
1.    Section 2.1 Committee Composition is replaced with the following:
“2.1    Committee Composition. The Plan shall be administered by the Compensation Committee (the “Committee).”
Except as amended above, the Plan shall remain in full force and effect.